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                                                                    EXHIBIT 23.4

                          CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in this Amendment No. 3 to the Registration Statement on Form S-3 of our report dated May 20, 1997 on our audited Statement of Revenue and Certain Expenses for Westlakes Offices Park of our report dated August 8, 1997 on our audited Statement of Revenue and Certain Expenses for First Shelton Place, and of our report dated September 3, 1997 on our audited Statement of Revenue and Certain Expenses for Three Independence Way, appearing in Mack-Cali Realty Corporation's current report on Form 8-K dated September 18, 1997.

     We also consent to incorporation by reference in this Amendment No. 3 to the Registration Statement of our report dated October 19, 1997 on our audit of the Statement of Revenue and Certain Expenses for the McGarvey Portfolio, of our report dated October 15, 1997 on our audit of the Statement of Revenue and Certain Expenses for Princeton Overlook, of our report dated November 18, 1997 on our audit of the Statement of Revenue and Certain Expenses for The Trooper Building, and of our report dated December 22, 1997 on our audit of the Statement of Revenue and Certain Expenses for 500 West Putnam, appearing in Mack-Cali Realty Corporation's current report on Form 8-K dated January 16, 1998.

     We also consent to incorporation by reference in this Amendment No. 3 to the Registration Statement of our report dated April 6, 1998 on our audit of the Statement of Revenue and Certain Expenses for the McGarvey Portfolio, of our report dated March 29, 1998 on our audit of the Statement of Revenue and Certain Expenses for 500 West Putnam, of our report dated March 27, 1998 on our audit of the Statement of Revenue and Certain Expenses for Mountainview, of our report dated March 30, 1998 on our audit of the Statement of Revenue and Certain Expenses for Cielo Center, of our report dated April 8, 1998 on our audit of the Statement of Revenue and Certain Expenses for the Pacifica Portfolio, of our report dated May 29, 1998 on our audit of the Statement of Revenue and Certain Expenses for 500 College Road, of our report dated May 29, 1998 on our audit of the Statement of Revenue and Certain Expenses for the D.C. Portfolio, of our report dated May 30, 1998 on our audit of the Statement of Revenue and Certain Expenses for 400 South Colorado, and of our report dated June 4, 1998 on our audit of the Statement of Revenue and Certain Expenses for 3600 S. Yosemite, appearing in Mack-Cali Realty Corporation's current report on Form 8-K dated June 12, 1998.

     We also consent to the reference to us under the heading "Experts" in such Amendment No. 3 to the Registration Statement.


/s/ Schonbraun Safris McCann Bekritsky & Co., L.L.C.
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Schonbraun Safris McCann Bekritsky & Co., L.L.C.
Roseland, New Jersey
September 18, 1998